UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2006

CompuCredit Corporation

(Exact name of registrant as specified in its charter)

Georgia	000-25751	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Perimeter Center Parkway, Suite 600, Atlanta, Georgia, 30346

(Address of principal executive offices)

Registrant’s telephone number, including area code: 770-206-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 9, 2006, the Compensation Committee of the Board of Directors of CompuCredit Corporation (the “Company”) approved an increase in the annual base salary of Richard R. House, Jr., the Company’s President. Effective June 1, 2006, Mr. House will receive an annual base salary of $1,000,000.

The Compensation Committee also awarded Mr. House 250,000 shares of restricted stock under the Company’s 2004 Restricted Stock Plan. The restricted stock awarded to Mr. House will vest on May 9, 2011, provided that Mr. House is still employed by the Company and the Company has achieved 2006 performance objectives. In addition, upon a “change in control” of the Company, 20% of the restricted stock grant will vest for every year or part thereof since the grant date. In the event of the termination of Mr. House’s employment by the Company without “cause,” the restricted stock grant will vest in full. The grant will also vest in full upon the termination of Mr. House’s employment by reason of his death or disability.

The Compensation Committee also awarded Mr. House nonqualified stock options to purchase 500,000 shares of common stock under the Company’s 2003 Stock Option Plan. The options have an exercise price of $40.99 and become exercisable on May 9, 2011 or upon an earlier “change in control” of the Company. The options will terminate on May 9, 2013 or earlier upon the following events: (i) two months after a voluntary termination of employment, (ii) immediately upon a violation of any non-compete agreement, (iii) immediately upon termination by the Company for “cause,” (iv) two months after termination by the Company for other than “cause” or (v) six months after termination by reason of death or disability.

The foregoing descriptions of the restricted stock and stock option awards are qualified in their entirety by reference to the Restricted Stock Agreement, dated May 9, 2006, between the Company and Mr. House and the Option Agreement, dated May 9, 2006, between the Company and Mr. House, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 9, 2006, the Board of Directors of the Company amended the Company’s bylaws as follows:

•	Section 5.1 (Officers) was amended to provide that the Company may include a Treasurer, General Counsel and one or more Vice-Presidents or Assistant Secretaries as officers of the Company.

•	Section 5.6 (Secretary and Assistant Secretaries) was amended to provide for the duties and powers of the Assistant Secretaries.

•	Section 5.7 (Treasurer), Section 5.8 (Vice-Presidents) and Section 5.9 (General Counsel) were added to provide for the responsibilities, powers and duties of the Treasurer, Vice-Presidents and General Counsel, respectively.

The amendments to the bylaws became effective immediately upon adoption by the Company’s Board of Directors. The foregoing description of the amendments to the Company’s bylaws is qualified in its entirety by reference to the Amended and Restated Bylaws of CompuCredit Corporation (As Amended Through May 9, 2006), a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 3.1	Amended and Restated Bylaws of CompuCredit Corporation (As Amended Through May 9, 2006)

Exhibit 10.1	Restricted Stock Agreement, dated May 9, 2006, between CompuCredit Corporation and Richard House

Exhibit 10.2	Option Agreement, dated May 9, 2006, between CompuCredit Corporation and Richard House

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPUCREDIT CORPORATION

Dated: May 15, 2006	By:	/s/ J. Paul Whitehead, III
	Name:	J. Paul Whitehead, III
	Title:	Chief Financial Officer

EXHIBIT INDEX

Form 8-K

May 15, 2006

Filed
Exhibit No.	Description	Herewith	By Reference
3.1	Amended and Restated Bylaws of CompuCredit Corporation (As Amended Through May 9, 2006)	X

10.1	Restricted Stock Agreement, dated May 9, 2006, between CompuCredit Corporation and Richard House	X

10.2	Option Agreement, dated May 9, 2006, between CompuCredit Corporation and Richard House	X